Exhibit 99.1

Investor Relations:	Public Relations:
Doug Miller	Steve Gabriel
Synplicity, Inc.	Porter Novelli
408/215-6000	408/369-1500
ir@synplicity.com	steve.gabriel@porternovelli.com

SYNPLICITY ANNOUNCES REVENUE OF $12.2 MILLION FOR

THE QUARTER ENDED JUNE 30, 2003

Company Grows Bookings and Continues Progress in ASIC Market

SUNNYVALE, Calif., July 22, 2003 — Synplicity, Inc. (Nasdaq: SYNP), a leading supplier of software for the design and verification of semiconductors, today announced financial results for the quarter ended June 30, 2003. Revenue for the quarter ended June 30, 2003 was $12.2 million, a nine percent increase from revenue of $11.2 million for the quarter ended June 30, 2002 and a six percent increase from revenue of $11.6 million for the quarter ended March 31, 2003.

On a generally accepted accounting principles (GAAP) basis, net loss was $599,000, or $0.02 per diluted share, for the quarter ended June 30, 2003, which included amortization of intangible assets from acquisitions of $223,000 and stock-based compensation expense of $130,000. For the quarter ended June 30, 2002, GAAP net loss was $63,000, or $0.00 per diluted share, which included stock-based compensation expense of $203,000. For the quarter ended March 31, 2003, GAAP net loss was $632,000, or $0.02 per diluted share, which included amortization of intangible assets from acquisitions of $218,000 and stock-based compensation expense of $139,000.

Pro forma net loss was $246,000, or $0.01 per diluted share, for the quarter ended June 30, 2003, compared to pro forma net income of $140,000, or $0.01 per diluted share, for the quarter ended June 30, 2002 and pro forma net loss of $275,000, or $0.01 per diluted share, for the quarter ended March 31, 2003. Pro forma figures exclude the impact of amortization of intangible assets and stock-based compensation expense. A reconciliation of GAAP to pro forma earnings is included with this press release.

For the six months ended June 30, 2003, revenue was $23.8 million, an eight percent increase from revenue of $22.0 million for the six months ended June 30, 2002. For the six months ended June 30, 2003, Synplicity had a GAAP net loss of $1.2 million, or $0.05 per diluted share, compared to net income of $26,000, or $0.00 per diluted share, for the six months ended June 30, 2002. Pro forma net loss was $521,000, or $0.02 per diluted share, for the six months ended June 30, 2003, compared to pro forma net income of $418,000, or $0.02 per diluted share, for the six months ended June 30, 2002. A reconciliation of the six month pro forma net income (loss) to six month GAAP net income (loss) is included with this press release.

“I am pleased that we have met our financial objectives for the quarter,” said Bernard Aronson, president and CEO of Synplicity. “Compared to the first quarter of 2003, we grew our FPGA product bookings and we had our strongest bookings quarter for our ASIC synthesis products, nearly doubling over the first quarter of 2003. We released our physical synthesis product, Amplify ASIC™ Physical Optimizer™ and shipped our first customer order for it.

“Additionally, we continued to make significant progress toward our objective of becoming the primary implementation tool supplier for the emerging structured ASIC market. Our work with LSI Logic is on track for a product delivery during our third quarter, and we are working toward expanding our development program with NEC,” Aronson concluded.

Synplicity’s earnings call will be webcast today at 2:00 p.m. Pacific time, and may be accessed at http://investor.synplicity.com or at http://www.tfn.com. Synplicity will discuss its second quarter 2003 results and business outlook. Following completion of the call, a rebroadcast of the webcast will be available at http://investor.synplicity.com through August 31, 2003. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific time on July 22, 2003 through July 28, 2003. To listen to a replay, call (719) 457-0820, access code 334994.

Use of Non-GAAP Financial Measures

This press release includes financial measures for net income (loss) and earnings (loss) per share that exclude certain non-cash charges and that have not been calculated in accordance with GAAP. These measures differ from GAAP in that they exclude the amortization of intangible assets from acquisitions and stock-based compensation expense for stock options granted prior to our initial public offering. We have previously provided these measurements in addition to GAAP financial results because we believe they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses and therefore is helpful to understanding our underlying operational results. Further, these non-GAAP measures are some of the primary measures our management uses for planning and forecasting. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

About Synplicity

Synplicity, Inc. (Nasdaq: SYNP) is a leading provider of software products that enable the rapid and effective design and verification of semiconductors used in networking and communications, computer and peripheral, consumer and military/aerospace electronics systems. Since the year 2000, Dataquest has named Synplicity as the #1 provider of PLD synthesis tools, announcing a 54 percent market share in 2001, the last year for which data is available. Synplicity leverages its innovative logic synthesis, physical synthesis and verification software solutions to improve performance and shorten development time for complex programmable logic devices, application specific integrated circuits (ASICs), structured ASICs and system-on-chip (SoC) integrated circuits. The company’s fast, easy-to-use products offer high quality of results, support industry-standard design languages (VHDL and Verilog) and run on popular platforms. As of June 30, 2003, Synplicity employed over 260 people in its 20 facilities worldwide. Synplicity is headquartered in Sunnyvale, Calif. For more information on Synplicity, visit http://www.synplicity.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding our progress in the structured ASIC market, our product delivery to LSI Logic and our relationship with NEC. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Synplicity’s actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In some cases, you will be able to identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions and actual events or results may differ materially. Synplicity cannot provide any assurance that its future results will meet expectations. Synplicity’s operating results could differ materially due to a number of factors, including the continued enhancement of our existing products, our progress in the structured ASIC market and acceptance of our Amplify ASIC Physical Optimizer product. For additional information and considerations regarding the risks faced by Synplicity, see its annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Synplicity believes that the expectations reflected in the forward-looking statements are reasonable, Synplicity cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Synplicity nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Synplicity disclaims any obligation to update information contained in any forward-looking statement.

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Synplicity is a registered trademark of Synplicity, Inc. Amplify ASIC and Physical Optimizer are trademarks of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.

SYNPLICITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)
Assets:
Current assets:
Cash, cash equivalents and short-term investments	$43,395	$41,310
Accounts receivable, net	6,592	8,607
Other current assets	753	1,041

Total current assets	50,740	50,958
Property and equipment, net	3,047	3,439
Goodwill	1,272	1,272
Intangible assets, net	3,687	4,128
Other assets	740	711

Total assets	$59,486	$60,508

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,422	$1,045
Accrued liabilities	2,648	2,823
Accrued compensation	1,822	2,270
Deferred revenue	12,923	12,197

Total current liabilities	18,815	18,335
Shareholders’ equity:
Common stock	54,766	55,597
Additional paid-in capital	3,458	3,466
Notes receivable from shareholders	—	(294)
Deferred stock-based compensation	(454)	(731)
Accumulated deficit	(17,052)	(15,821)
Accumulated other comprehensive loss	(47)	(44)

Total shareholders’ equity	40,671	42,173

Total liabilities and shareholders’ equity	$59,486	$60,508

SYNPLICITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
License	$7,043	$6,498	$13,430	$12,704
Maintenance	5,196	4,710	10,372	9,327

Total revenue	12,239	11,208	23,802	22,031
Cost of revenue:
Cost of license	100	70	156	109
Cost of maintenance	525	456	1,048	917
Amortization of intangible assets from acquisitions	223	—	441	—

Total cost of revenue	848	526	1,645	1,026

Gross profit	11,391	10,682	22,157	21,005
Operating expenses:
Research and development	5,183	4,489	10,420	9,008
Sales and marketing	5,492	4,997	10,378	9,699
General and administrative	1,270	1,210	2,416	2,296
Stock-based compensation	130	203	269	392

Total operating expenses	12,075	10,899	23,483	21,395

Loss from operations	(684)	(217)	(1,326)	(390)
Other income, net	215	249	355	527

Income (loss) before income taxes	(469)	32	(971)	137
Provision for income taxes	130	95	260	111

Net income (loss)	$(599)	$(63)	$(1,231)	$26

Basic earnings per share:
Basic net income (loss) per common share	$(0.02)	$—	$(0.05)	$—

Shares used in per share calculation	25,569	25,157	25,588	25,069

Diluted earnings per share:
Diluted net income (loss) per common share	(0.02)	$—	(0.05)	$—

Shares used in per share calculation	25,569	25,157	25,588	26,750

SYNPLICITY, INC.

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2003	2002	2003	2003	2002
GAAP net income (loss)	$(599)	$(63)	$(632)	$(1,231)	$26
Amortization of intangible assets from acquisitions	223	—	218	441	—
Stock-based compensation	130	203	139	269	392

Pro forma net income (loss)	$(246)	$140	$(275)	$(521)	$418

Pro forma earnings per share:
Pro forma net income (loss) per common share	$(0.01)	$0.01	$(0.01)	$(0.02)	$0.02

Shares used in pro forma per share calculation	25,569	26,523	25,607	25,588	26,750